Exhibit 99.2

PALO ALTO NETWORKS APPOINTS FRANK CALDERONI
TO BOARD OF DIRECTORS

SANTA CLARA, Calif. – February 25, 2016 – Palo Alto Networks® (NYSE: PANW), the next-generation security company, today announced the appointment of Frank Calderoni to the company’s board of directors. He also will be joining the board’s audit committee.

Mr. Calderoni brings more than 30 years of strategic business insight and technology experience. Since June 2015, he has served as executive vice president, operations and CFO of Red Hat Inc. From May 2004 to January 2015, he held various positions at Cisco Systems Inc., including executive vice president and CFO. Mr. Calderoni also held executive positions at QLogic Corp., SanDisk Corp. and IBM Corp. over a number of years. In addition to his newest appointment to the Palo Alto Networks board of directors, he currently serves on the boards of Adobe Systems Incorporated and Nimble Storage Inc.

QUOTES

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“Frank Calderoni is a recognized authority on financial planning and strategy, and his expertise will be a welcome addition to our board of directors. His counsel will help us as we rapidly take market share and establish ourselves as a market leader.”

-	Mark McLaughlin, chairman, president and CEO, Palo Alto Networks

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“Palo Alto Networks has experienced unprecedented growth in the cybersecurity industry and now stands as a top company in the enterprise security market. I am honored to be joining the board of directors, and I look forward to contributing to the team.”

-	Frank Calderoni, board member, Palo Alto Networks

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our ability to grow our company and increase our market share. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: our limited operating history; risks associated with managing our rapid growth, particularly outside of the United States; our limited experience with new product introductions and the risks associated with new products, including software bugs; the failure to timely develop and achieve market acceptance of new products as well as existing products and services; rapidly evolving technological developments in the market for network security products; and general market, political, economic and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q filed with the SEC on November 24, 2015, which is available on our website at investors.paloaltonetworks.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Palo Alto Networks
Palo Alto Networks is the next-generation security company, leading a new era in cybersecurity by safely enabling applications and preventing cyber breaches for tens of thousands of organizations worldwide. Built with an innovative approach and highly differentiated cyberthreat prevention capabilities, our game-changing security platform delivers security far superior to legacy or point products, safely enables daily business operations, and protects an organization’s most valuable assets. Find out more at www.paloaltonetworks.com.

Palo Alto Networks and the Palo Alto Networks logo are trademarks of Palo Alto Networks, Inc. in the United States and in jurisdictions throughout the world. All other trademarks, trade names or service marks used or mentioned herein belong to their respective owners.
Media Contacts:
Jennifer Jasper Smith
Head of Corporate Communications
Palo Alto Networks
408-638-3280
jjsmith@paloaltonetworks.com